NCI Building Systems Reports Fourth Quarter and
Full Year Fiscal 2012 Results

Fourth Quarter 2012 Highlights

-- Operating Income Doubled to $15.4 million on 28% Revenue Growth
-- Adjusted EBITDA up 68% to $29.5 million
-- Net Income was $6.3 million, or $0.08 per diluted common share
-- Bookings Increased 6% in Dollars and 11% in Tonnage

Fiscal 2012 Highlights

-- Revenues Increased 20% to $1.2 billion
-- Adjusted EBITDA was $76.5 million, up 115%
-- Cash Flow from Operations Reached $47.7 million
-- Backlog at Fiscal Year-end was $262.2 million, up 22% from 2011 Levels

HOUSTON, Dec. 4, 2012 /PRNewswire/ -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter and fiscal year ended October 28, 2012.

Fourth Quarter 2012 Financial Results

"Our fourth quarter performance demonstrated the strength of NCI's market positions across key segments of the metal building industry and the significant operating leverage that has resulted from our restructuring and companywide efficiency programs," said Norman C. Chambers, Chairman, President and Chief Executive Officer. "In the fourth quarter, our total external volume was up 21% on a year-over-year basis, which drove revenue growth of 28%. Over the same time period, new starts in the nonresidential construction market measured in square footage declined 2%, based on McGraw-Hill data. Adjusted EBITDA increased 68% and operating income was up 98%, reflecting the positive impact of increased volume, our ability to leverage prior investments in equipment, systems, and training and a full quarter contribution from Metl-Span, which we acquired in mid-June 2012. While the overall nonresidential construction market remains lackluster, NCI continues to benefit from the competitive advantages of steel versus other building products as well as improved demand from certain sectors of our addressable market, specifically energy, manufacturing, agriculture and retail."

"Each of our business units posted double-digit year-over-year increases in operating profitability, thanks to higher utilization rates and a more efficient infrastructure. Consolidated ESG&A as a percentage of sales declined to 17.5%, the lowest level in the last 16 quarters. In our Buildings group, engineering costs per ton declined 15.6% from last year's levels, emblematic of the progress we have made in increasing this segment's productivity. Bookings increased 6% in dollars and 11% in tonnage in the fourth quarter, and our backlog at the end of the period was $262.2 million, up 22% on a year-over-year basis.

"As expected, our fourth quarter results outpaced those of the third quarter, representing the second consecutive year that we have seen a return to historical shipment patterns. On a sequential basis, fourth quarter revenues increased 21.2%, adjusted EBITDA was up 55.9% and operating income increased 119.3%. Additionally, our seasonally-stronger second half fiscal 2012 performance was markedly better than the comparable period last year, with revenues up 21%, adjusted EBITDA up 50% and operating income up 56.5%."

For the fourth fiscal quarter, sales were $362 million, up 28.4% from the $282 million reported in last year's fourth quarter. Gross profit margin increased to 21.8%, from the 21.0% reported in the year-ago fourth quarter.

Engineering, selling, general and administrative expenses were $63 million, or 17.5% of revenues, compared to $51 million, or 18.1% of revenues in last year's fourth quarter. Operating income reached $15.4 million, nearly twice the $7.8 million reported last year. Adjusted operating income, which excludes restructuring, impairment and acquisition charges, was $15.6 million compared to last year's fourth quarter adjusted operating income of $9.3 million.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and other cash and non-cash items, in accordance with the Company's bank credit agreement was $29.5 million compared to $17.5 million in last year's fourth quarter.

For the fourth fiscal quarter, the Company reported net income of $6.3 million. In last year's fourth quarter, the Company reported net income of $3.4 million, but incurred a net loss applicable to common shares of $4.4 million, which included the accrual of preferred stock dividends and accretion of $6.5 million and a non-cash beneficial conversion feature charge of $1.4 million.

For this year's fourth fiscal quarter, the Company reported earnings of $0.08 per diluted common share. This compares to an adjusted net loss per diluted common share, excluding the non-cash convertible preferred stock amendment charge and other special items, of $0.11 and a reported net loss per diluted common share of $0.24 in last year's fourth quarter.

The weighted average number of common shares used in the calculation of fourth fiscal quarter 2012 per share amounts was 19.5 million compared to 18.6 million last year.

Inventory levels increased 19.7% over last year's fourth quarter to $106 million, due to the acquisition of Metl-Span. Annualized inventory turnover improved to 10.1 turns for the fourth quarter compared to 8.9 turns for the fourth quarter last year.

For full year 2012, capital expenditures were $28.2 million; net cash from operating activities was positive $47.7 million.

Fourth Quarter Segment Performance

"Each of our business segments generated year-over-year increases in volumes, revenues, and operating income," Mr. Chambers said.

The Coatings group grew their third party sales in the fourth quarter, as well as substantially completed the refurbishment of their Middletown, Ohio facility, which is expected to begin production in mid to late December 2012. Despite modest sales growth of 2.7%, operating income increased 43% year-over-year as a result of increased operating leverage on intercompany volume, supporting the growth of the Components and Buildings groups.

In the Components group, third party sales increased 48%, while operating income improved 61%, benefiting from both the Metl-Span acquisition and organic year-over-year growth.

The Buildings group produced a 33% increase in operating profit on third party sales growth of 19% in the fourth quarter, benefiting from higher plant utilization and improved engineering efficiency.

Full Year 2012 Highlights

•	Revenues increased 20% to $1.2 billion from $960 million

•	Adjusted EBITDA was $76.5 million, more than twice the $35.6 million in fiscal 2011

•	Operating Profit was $31.7 million compared to an operating loss of $1.6 million in fiscal 2011

•	Cash Flow from Operations was $47.7 million up from $41.4 million

•	Net debt increased to $193.6 million, following the Metl-Span acquisition

"All three of our operating groups, Coatings, Components and Buildings, generated substantial year-over-year increases across key financial metrics, demonstrating the success of business development initiatives, the returns on investments to improve efficiencies and strength of our integrated business model," Mr. Chambers noted.

Market Commentary

In the fourth quarter of fiscal 2012, low-rise nonresidential construction starts measured in square feet declined by 2% from the comparable period in fiscal 2011, as reported by McGraw-Hill, which is net of an 11% increase in starts in the commercial and industrial sectors.

McGraw-Hill forecasts that nonresidential construction activity measured in square feet will be 744 million in calendar 2013, compared to 703 million in calendar 2012, including commercial and industrial sector growth of 11%. The American Institute of Architect's Architectural Billing Index published for October 2012 was 52.8 and the commercial and industrial component of the Index was 48.0.

Summary/Outlook

"NCI's performance in fiscal 2012 demonstrated the significant operating leverage that is built into our business model as a result of the streamlining of our manufacturing, engineering and supply chain operations that we have implemented over the past four years," Mr. Chambers said.

"Looking ahead, we are confident that NCI will continue to outperform the industry average, benefiting from the forecasted upturn in nonresidential construction starts, as well as company-specific growth initiatives and ongoing efficiencies in each of our business units.

"Based on industry indicators, our backlog levels and the strength of current quoting activity, fiscal 2013 should be a year of significant growth for NCI across all key financial metrics. We expect to report solid year-on-year growth in revenues, adjusted EBITDA, operating income and net income in both the first half and second half of fiscal 2013, despite the near-term effects of Hurricane Sandy, higher costs in our Coatings group during the ramp-up of production at Middletown and a temporary mix shift on our seasonally slowest first quarter performance," Mr. Chambers concluded.

The NCI Building Systems, Inc. fourth quarter conference call is scheduled for December 4, 2012, at 5:00 PM ET. Please call 1-800-860-2442 (International: 412-858-4600) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncigroup.com. To access the taped replay, please dial 1-877-344-7529 or 412-317-0088 and the passcode 10020411# when prompted. The Webcast archive and taped replay will both be available two hours after the call through December 11, 2012.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "guidance," "potential," "anticipate," "plan," "expect," "should," "will," "forecast" or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to integrate the acquisition of Metl-Span L.L.C. with the Company's business or to realize the anticipated benefits of such acquisition, industry cyclicality and seasonality and adverse weather conditions; ability to service the Company's debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company's stock price. See also the risk factors in the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 2011 and in its subsequent quarterly reports on Form 10-Q, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Fiscal Year Ended
	October 28,	October 30,	October 28,	October 30,
	2012	2011	2012	2011

Sales	$361,688	$281,788	$1,154,010	$959,577
Cost of sales, excluding asset impairments (recoveries)	282,866	221,382	898,001	758,023
Asset impairments (recoveries)	13	1,214	(9)	1,121
Gross profit	78,809	59,192	256,018	200,433
	21.8%	21.0%	22.2%	20.9%

Engineering, selling, general and administrative expenses	63,230	51,125	219,340	202,352
Acquisition-related costs	153	-	4,989	-
Restructuring charges (recovery)	-	283	-	(292)
Income (loss) from operations	15,426	7,784	31,689	(1,627)

Interest income	12	24	112	127
Interest expense	(6,238)	(3,709)	(16,827)	(15,723)
Debt extinguishment costs, net	-	-	(6,437)	-
Other income (expense), net	449	(290)	460	876

Income (loss) before income taxes	9,649	3,809	8,997	(16,347)
Provision (benefit) for income taxes	3,379	398	4,084	(6,397)
	35.0%	10.4%	45.4%	39.1%

Net income (loss)	$6,270	$3,411	$4,913	$(9,950)
Convertible preferred stock dividends and accretion	-	6,454	16,352	28,120
Convertible preferred stock beneficial conversion feature	-	1,356	11,878	9,396
Convertible preferred stock amendment	-	-	48,803	-
Net income (loss) applicable to common shares	$6,270	$(4,399)	$(72,120)	$(47,466)

Net Income (Loss) per common share:
Basic	$0.08	$(0.24)	$(3.81)	$(2.58)
Diluted	$0.08	$(0.24)	$(3.81)	$(2.58)

Weighted average number of common shares outstanding:
Basic	19,159	18,632	18,932	18,369
Diluted	19,481	18,632	18,932	18,369

Increase in sales	28.4%		20.3%

Gross profit percentage	21.8%	21.0%	22.2%	20.9%

Engineering, selling, general and administrative expenses percentage	17.5%	18.1%	19.0%	21.1%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 28,	October 30,
	2012	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$55,158	$78,982
Restricted cash	1,375	2,836
Accounts receivable, net	133,475	95,381
Inventories, net	106,015	88,531
Deferred income taxes	20,741	20,405
Income tax receivable	549	1,272
Prepaid expenses and other	16,864	14,847
Investments in debt and equity securities, at market	4,076	4,483
Assets held for sale	2,397	4,874
Total current assets	340,650	311,611

Property plant and equipment, net	268,875	208,514
Goodwill	74,844	5,200
Intangible assets, net	53,028	24,254
Other assets	11,000	11,575
Total assets	$748,397	$561,154

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current portion of long-term debt	$2,500	$-
Note payable	515	292
Accounts payable	113,177	88,158
Accrued compensation and benefits	43,066	34,616
Accrued interest	345	1,309
Other accrued expenses	57,368	49,668
Total current liabilities	216,971	174,043

Long-term debt, net of current portion (and unamortized discount of $11,806 for 2012)	234,444	130,699
Deferred income taxes	35,565	7,312
Other long-term liabilities	11,995	10,081
Total long-term liabilities	282,004	148,092

Series B cumulative convertible participating preferred stock	619,950	273,950

Redeemable common stock	-	759

Common stock	924	924
Additional paid-in capital	4,992	237,244
Accumulated deficit	(369,850)	(266,896)
Accumulated other comprehensive loss	(6,568)	(5,485)
Treasury stock, at cost	(26)	(1,477)
Total stockholders' deficit	(370,528)	(35,690)

Total liabilities and stockholders' deficit	$748,397	$561,154

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Fiscal Year Ended
	October 28, 2012	October 30, 2011

Cash flows from operating activities:
Net income (loss)	$4,913	$(9,950)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,840	33,214
Share-based compensation expense	9,297	6,908
Non-cash debt extinguishment costs	6,437	-
(Gain) loss on sale of property, plant and equipment	(556)	50
Provision for doubtful accounts	270	1,844
Provision (benefit) for deferred income taxes	2,177	(6,397)
Asset impairments (recoveries)	(9)	1,121
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(17,098)	(15,329)
Inventories	(9,108)	(7,145)
Income tax receivable	1,082	14,382
Prepaid expenses and other	(2,075)	(247)
Accounts payable	12,047	17,569
Accrued expenses	6,255	5,668
Other, net	250	(251)

Net cash provided by operating activities	47,722	41,437

Cash flows from investing activities:
Acquisition, net of cash acquired	(140,991)	-
Capital expenditures	(28,151)	(21,040)
Proceeds from sale of property, plant and equipment	2,992	583

Net cash used in investing activities	(166,150)	(20,457)

Cash flows from financing activities:
Decrease in restricted cash	1,461	3
Proceeds from ABL Facility	15,098	43
Payments on ABL Facility	(15,096)	(43)
Excess tax benefits from share-based compensation arrangements	2	464
Proceeds from term loan	237,499	-
Payments on term loan	(131,950)	(5,605)
Payments on note payable	(1,536)	(1,543)
Payment of financing costs	(9,399)	(200)
Payment of cash dividends on Convertible Preferred Stock	-	(11,039)
Purchase of treasury stock	(1,529)	(1,477)

Net cash provided by (used in) financing activities	94,550	(19,397)

Effect of exchange rate changes on cash and cash equivalents	54	(20)

Net (decrease) increase in cash and cash equivalents	(23,824)	1,563

Cash and cash equivalents at beginning of period	78,982	77,419

Cash and cash equivalents at end of period	$55,158	$78,982

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended		Three Months Ended		$	%
	October 28, 2012		October 30, 2011		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$57,963	14	$56,425	16	$1,538	2.7%
Metal components	180,267	42	127,925	37	52,342	40.9%
Engineered building systems	190,195	44	162,346	47	27,849	17.2%
Total sales	428,425	100	346,696	100	81,729	23.6%
Less: Intersegment sales	66,737	16	64,908	19	1,829	2.8%
Total net sales	$361,688	84	$281,788	81	$79,900	28.4%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$7,018	12	$4,903	9	$2,115	43.1%
Metal components	10,216	6	6,345	5	3,871	61.0%
Engineered building systems	14,182	7	10,698	7	3,484	32.6%
Corporate	(15,990)	-	(14,162)	-	(1,828)	-12.9%
Total operating income (loss) (% of net sales)	$15,426	4	$7,784	3	$7,642	98.2%

	Fiscal Year Ended		Fiscal Year Ended		$	%
	October 28, 2012		October 30, 2011		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$210,227	15	$201,098	17	$9,129	4.5%
Metal components	534,853	39	437,655	37	97,198	22.2%
Engineered building systems	643,473	46	548,594	46	94,879	17.3%
Total sales	1,388,553	100	1,187,347	100	201,206	16.9%
Less: Intersegment sales	234,543	17	227,770	19	6,773	3.0%
Total net sales	$1,154,010	83	$959,577	81	$194,433	20.3%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$22,322	11	$17,944	9	$4,378	24.4%
Metal components	34,147	6	20,643	5	13,504	65.4%
Engineered building systems	37,596	6	13,011	2	24,585	189.0%
Corporate	(62,376)	-	(53,225)	-	(9,151)	-17.2%
Total operating income (loss) (% of net sales)	$31,689	3	$(1,627)	(0)	$33,316	2047.7%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS ENDED OCTOBER 28, 2012 AND OCTOBER 30, 2011

(Unaudited)

(In thousands)

	For the Three Months Ended October 28, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$7,018	$10,216	$14,182	$(15,990)	$15,426
Acquisition-related costs	-	-	-	153	153
Asset impairment	-	13	-	-	13
"Adjusted" operating income (loss) (1)	$7,018	$10,229	$14,182	$(15,837)	$15,592

	For the Three Months Ended October 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$4,903	$6,345	$10,698	$(14,162)	$7,784
Asset impairments	-	9	958	247	1,214
Restructuring charges	-	-	283	-	283
"Adjusted" operating income (loss) (1)	$4,903	$6,354	$11,939	$(13,915)	$9,281

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE FISCAL YEAR ENDED OCTOBER 28, 2012 AND OCTBOER 30, 2011

(Unaudited)

(In thousands)

	For the Fiscal Year Ended October 28, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$22,322	$34,147	$37,596	$(62,376)	$31,689
Acquisition-related costs	-	-	-	4,989	4,989
Actuarial determined general liability self-insurance charges (recovery)	-	(1,929)	-	-	(1,929)
Executive retirement	-	-	-	508	508
Asset recovery	-	(9)	-	-	(9)
"Adjusted" operating income (loss) (1)	$22,322	$32,209	$37,596	$(56,879)	$35,248

	For the Fiscal Year Ended October 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$17,944	$20,643	$13,011	$(53,225)	$(1,627)
Asset impairments (recoveries)	-	(84)	958	247	1,121
Restructuring recovery	-	-	(292)	-	(292)
Pre-acquisition contingency adjustment	-	-	252	-	252
Actuarial determined general liability self-insurance charges (recovery)	-	2,398	-	-	2,398
"Adjusted" operating income (loss) (1)	$17,944	$22,957	$13,929	$(52,978)	$1,852

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(Unaudited)

(In thousands)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 29,	April 29,	July 29,	October 28,	October 28,
	2012	2012	2012	2012	2012
Net income (loss)	$589	$1,321	$(3,267)	$6,270	$4,913
Add:
Depreciation and amortization	6,158	5,841	7,248	10,355	29,602
Consolidated interest expense, net	3,296	3,034	4,159	6,226	16,715
Provision (benefit) for income taxes	426	942	(663)	3,379	4,084
Acquisition-related costs	396	1,494	2,946	153	4,989
Transaction costs	-	-	6,437	-	6,437
Executive retirement	-	508	-	-	508
Non-cash charges:
Stock-based compensation	1,972	2,119	2,090	3,116	9,297
Asset impairments (recoveries)	-	-	(22)	13	(9)
Embedded derivative	(5)	(6)	(5)	(5)	(21)

Adjusted EBITDA (1)	$12,832	$15,253	$18,923	$29,507	$76,515

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 30,	May 1,	July 31,	October 30,	October 30,
	2011	2011	2011	2011	2011
Net income (loss)	$(12,725)	$(3,229)	$2,593	$3,411	$(9,950)
Add:
Depreciation and amortization	7,236	7,187	7,187	6,753	28,363
Consolidated interest expense, net	4,177	3,870	3,864	3,685	15,596
Provision (benefit) from income taxes	(5,009)	(1,786)	-	398	(6,397)
Cash restructuring charges (recoveries)	-	-	(575)	283	(292)
Non-cash charges:
Stock-based compensation	1,685	1,671	1,776	1,776	6,908
Asset impairments (recoveries)	-	-	(93)	1,214	1,121
Embedded derivative	(7)	(6)	(6)	(6)	(25)
Pre-acquisition contingency adjustment	252	-	-	-	252

Adjusted EBITDA (1)	$(4,391)	$7,707	$14,746	$17,514	$35,576

(1)	The Company’s Credit Agreement defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

"ADJUSTED" INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 28,	October 30,	October 28,	October 30,
	2012	2011	2012	2011
Net income (loss) per diluted common share, GAAP basis	$0.08	$(0.24)	$(3.81)	$(2.58)
Convertible preferred stock beneficial conversion feature and amendment	-	0.07	3.21	0.51
Restructuring charges (recovery), net of taxes	-	0.01	-	(0.01)
Acquisition-related costs, net of taxes	0.00	-	0.21	-
Debt extinguishment costs, net of taxes	-		0.21
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	(0.06)	0.08
Executive retirement, net of taxes	-	-	0.02	-
Asset impairments (recovery), net of taxes	0.00	0.04	(0.00)	0.04
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.00)
Pre-acquisition contingency adjustment, net of taxes	-	-	-	0.01
"Adjusted" income (loss) per diluted common share (1)	$0.08	$(0.11)	$(0.23)	$(1.96)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 28,	October 30,	October 28,	October 30,
	2012	2011	2012	2011
Net income (loss) applicable to common shares, GAAP basis	$6,270	$(4,399)	$(72,120)	$(47,466)
Convertible preferred stock beneficial conversion feature and amendment	-	1,356	60,681	9,396
Restructuring charges (recovery), net of taxes	-	174	-	(180)
Acquisition-related costs, net of taxes	94	-	3,941	-
Debt extinguishment, net of taxes	-		3,965
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	(1,188)	1,477
Executive retirement, net of taxes	-	-	313	-
Asset impairments (recovery), net of taxes	8	748	(6)	691
Gain on embedded derivative, net of taxes	(3)	(4)	(13)	(16)
Pre-acquisition contingency adjustment, net of taxes	-	-	-	181
"Adjusted" net income (loss) applicable to common shares (1)	$6,369	$(2,125)	$(4,427)	$(35,917)

(1)	The Company discloses a tabular comparison of "Adjusted" income (loss) per diluted common share and net income (loss), which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. "Adjusted" income (loss) per diluted common share and net income (loss) should not be considered in isolation or as a substitute for income (loss) per diluted common share and net income (loss) as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	4th Qtr 2012		4th Qtr 2011		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$57,963	14%	$56,425	16%	$1,538	3%
Less: Intersegment sales	36,082		35,030		1,052	3%
Third Party Sales	21,881	6%	21,395	8%	486	2%

Operating Income (Loss)	7,018	32%	4,903	23%	2,115	43%

Metal Components
Total Sales	180,267	42%	127,925	36%	52,342	41%
Less: Intersegment sales	25,981		23,758		2,223	9%
Third Party Sales	154,286	43%	104,167	35%	50,119	48%

Operating Income (Loss)	10,216	7%	6,345	6%	3,871	61%

Engineered Building Systems
Total Sales	190,195	44%	162,346	48%	27,849	17%
Less: Intersegment sales	4,674		6,120		(1,446)	-24%
Third Party Sales	185,521	51%	156,226	57%	29,295	19%

Operating Income (Loss)	14,182	8%	10,698	7%	3,484	33%

Consolidated
Total Sales	428,425	100%	346,696	100%	81,729	24%
Less: Intersegment sales	66,737		64,908		1,829	3%
Third Party Sales	361,688	100%	281,788	100%	79,900	28%

Operating Income (Loss)	$15,426	4%	$7,784	3%	$7,642	98%

	YTD		YTD			%
	4th Qtr 2012		4th Qtr 2011		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$210,227	15%	$201,098	17%	$9,129	5%
Less: Intersegment sales	129,121		125,704		3,417	3%
Third Party Sales	81,106	7%	75,394	8%	5,712	8%

Operating Income (Loss)	22,322	28%	17,944	24%	4,378	24%

Metal Components
Total Sales	534,853	39%	437,655	37%	97,198	22%
Less: Intersegment sales	88,133		83,858		4,275	5%
Third Party Sales	446,720	39%	353,797	37%	92,923	26%

Operating Income (Loss)	34,147	8%	20,643	6%	13,504	65%

Engineered Building Systems
Total Sales	643,473	46%	548,594	46%	94,879	17%
Less: Intersegment sales	17,289		18,208		(919)	-5%
Third Party Sales	626,184	54%	530,386	55%	95,798	18%

Operating Income (Loss)	37,596	6%	13,011	2%	24,585	189%

Consolidated
Total Sales	1,388,553	100%	1,187,347	100%	201,206	17%
Less: Intersegment sales	234,543		227,770		6,773	3%
Third Party Sales	1,154,010	100%	959,577	100%	194,433	20%

Operating Income (Loss)	$31,689	3%	$(1,627)	0%	$33,316	2048%